Exhibit 99.1
Office of the United States Trustee

In re:
   The Kushner-Locke Company
Chapter 11
Case No. LA 01-44828-SB (Substantively Consolidated with
Case Nos. LA 01-44829-SB through LA 01-44831-SB; LA 01-
44833-SB through LA 01-44836-SB; and LA 01-44841-SB)
DEBTOR IN POSSESSION INTERIM STATEMENT

Statement Number:	84

For the Period FROM:	10/1/2008

TO:	10/31/2008

CASH ACTIVITY ANALYSIS (Cash Basis Only)

		Collateral	Concentration	City National
		Account	Account	Collection Account
Balance before Statement #1		$268,333.21	$65,956.21
A. Total Receipts per all Prior Interim Statements		$11,423,514.24	$10,236,558.51	$1,229,576.63
B. Less: Total Disbursements per all Prior Statements		$10,635,703.38	$10,077,116.81	$44,916.80
C. Beginning Balance		$1,056,144.07	$225,397.91	$1,184,659.83
D. Receipts during Current Period
Description
10/8/2008	Wire Transfer		$25,000.00
10/22/2008	Wire Transfer		$40,000.00
10/31/2008	interest	$438.91

TOTAL RECEIPTS THIS PERIOD		$438.91	$65,000.00	$—	—
E. Balance Available (C plus D)		$1,056,582.98	$290,397.91	$1,184,659.83	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 84	Page 2 of 3
F. Less: Disbursements during Current Period:

Date	Check No.	Payee/Purpose
Wire	10/03/2008	ADP		$82.96
Wire	10/07/2008	Payroll Tax		$4,871.95
8541	10/07/2008	Payroll		$1,358.59
8542	10/07/2008	Payroll		$7,012.23
8543	10/07/2008	Payroll		$2,893.11
Wire	10/08/2008	Wire Transfer	$25,000.00
1275	10/10/2008	Bonded Services		$6,388.84
1276	10/10/2008	ITE Solutions		$1,035.00
1277	10/10/2008	West End Media		$16,450.00
1278	10/10/2008	Xerox		$20.83
1279	10/10/2008	Digital Post Services		$376.33
Wire	10/17/2008	ADP		$102.96
Wire	10/21/2008	Payroll Tax		$5,208.16
8544	10/21/2008	Payroll		$1,358.57
8545	10/21/2008	Payroll		$7,430.59
8546	10/21/2008	Payroll		$2,893.10
Wire	10/22/2008	Wire Transfer	$40,000.00
1280	10/23/2008	Alice Neuhauser		$472.30
1281	10/23/2008	Arrowhead		$23.77
1282	10/23/2008	AT & T		$83.16
1283	10/23/2008	Blue Shield		$293.00
1284	10/23/2008	Federal Express		$187.50
1285	10/23/2008	Health Net		$3,791.68
1286	10/23/2008	New Beginnings Enterprises		$4,720.30
1287	10/23/2008	Recall		$918.80
1288	10/23/2008	Secretary of State		$25.00
1290	10/23/2008	AT & T		$279.55
1291	10/23/2008	New Wave Entertainment		$78.00
Wire	10/24/2008	ADP		$170.15
Wire	10/31/2008	ADP		$98.96
Wire	10/31/2008	City National Bank			$50.00

TOTAL DISBURSEMENTS THIS PERIOD:			$65,000.00	$68,625.39	$50.00	—
G. Ending Balance (E less F)			$991,582.98	$221,772.52	$1,184,609.83	$—

DEBTOR IN POSSESSION INTERIM STATEMENT NO: 84	Page 3 of 3

H.	(1)	Collateral Account:
		a) Depository Name and Location:	Chase Bank 1 Chase Manhattan Plaza, New York, NY 10081
		b) Account Number:	323221556
	(2)	Concentration Account:
		a) Depository Name and Location:	Comerica Bank 10900 Wilshire Blvd, Los Angeles, CA 90024
		b) Account Number:	1891935460
I: Other monies on hand:

The Kushner Locke Company PWI account		$731.10
Bank of Scotland — Pinocchio	936582	£218,955.16	Pound Sterling	Time Deposit
Bank of Scotland — Basil	936582	£245,907.70	Pound Sterling	Time Deposit (KL’ s interest is 50%)
Allied Pinocchio	10747301	$—	Pound Sterling
Edge Entertainment	1891152710	$172.89
I: Other monies on hand (continued):
Additionally, the Company maintains a minimal amount of Petty Cash (less than $500).

Joint Venture Accounts:
BLT Venture	178-71491-7	$95,381.96
BLT Venture	16-524173-1101	$330.45
KL MDP Sensation	60-066-930	$—
KL\7 Venture	1890-69-6360	$39,945.20
Denial Venture	1890-69-6501	$244,303.76
Cracker LLC	1891-04-1665	$15,475.06
Swing	323-518095	$13,031.13

I, Alice Neuhauser, declare under penalty of perjury that the information contained in the above Debtor in Possession Interim
Statement is true and correct to the best of my knowledge.

Debtor in Possession